Second Quarter 2023 Investor Presentation Encore Capital Group, Inc. August 2, 2023

Encore Capital Group, Inc. 2 Legal Disclaimers The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including portfolio purchase volumes), supply, portfolio pricing, returns, run rates, tax rates, leverage, interest expense, the consumer credit cycle and the impacts of inflation, interest rates and other macroeconomic factors. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc. 3 Q2 2023 Highlights o Q2 performance reflected normalized consumer behavior and a stable collections environment in our key markets o Growth in U.S. portfolio supply continues, leading to MCM portfolio purchases in Q2 matching Q1’s record of $213M at strong returns o Quarterly cash generation1 grew sequentially o Earnings comparisons to Q2 2022 are challenging due to the positive impact of collections overperformance and ERC forecast increases in the U.S. in that quarter 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance.

Encore Capital Group, Inc. 4 Our Business and Our Strategy o Purchase NPL portfolios at attractive cash returns o Focus on the consumer and ensure the highest level of compliance o Meet or exceed collection expectations o Maintain efficient cost structure o Minimize cost of funding o Market Focus o Competitive Advantage o Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 5 Credit card lending in the U.S. continues to grow Outstanding U.S. Revolving Credit Source: U.S. Federal Reserve 500 600 700 800 900 1000 1100 1200 1300 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 U.S. revolving credit $ B ill io n s +$153B $1.25T May 2023

Encore Capital Group, Inc. 6 U.S consumer credit card delinquency rates continue to grow significantly year-over-year while exhibiting typical seasonal patterns Source: TransUnion 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 30+ Days 60+ Days 90+ Days U.S. Bankcard Balance Delinquency Rates 2015 2016 2017 2018 2019 2020 2021 2022 2023 % o f B a la n c e s P a s t D u e

Encore Capital Group, Inc. 7 With U.S. market supply continuing to grow, MCM portfolio purchasing in Q2 matched the record set last quarter MCM (U.S.) Purchases (in $M) 134 159 170 136 102 116 177 169 213 213 2017 2018 2019 2020 2021 Q2 Q3 Q4 Q1 Q2 o Market supply growth in the U.S. continues • Lending setting new records every month • Charge-off rates continue upward trend o Q2 2023 portfolio purchases in the U.S. of $213M • Maintaining disciplined purchasing approach amid improving pricing environment o MCM collections of $336M in Q2 2023 reflect higher recent purchasing o Consumer payment behavior has stabilized o MCM continues to expand operational capacity to match growing supply Quarterly Averages 2022 2022 2022 2023 2023

Encore Capital Group, Inc. Atypical consumer behavior drove reduced market supply 8 U.S. ERC growth driven by both attractive purchase price multiples and increased purchase volume Quarterly MCM (U.S.) Portfolio Purchasing and Resulting ERC Added (in $M) 174 180 173 154 185 125 141 92 92 90 102 125 94 116 177 169 213 213 367 391 373 347 421 328 344 231 232 219 245 299 217 239 350 394 471 478 0 50 100 150 200 250 300 350 400 450 500 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 MCM Portfolio Purchases MCM ERC Added 1) For a given quarter, ERC (Estimated Remaining Collections) Added represents the amount of lifetime collections initially expected for the portfolios purchased in each quarter. 1

Encore Capital Group, Inc. 9 Cabot’s collections remain stable as we continue to constrain portfolio purchasing in the competitive UK/EU market o Cabot collections of $139M declined 2% compared to Q2 2022, in line with our expectations o UK credit card outstandings still 9% below pre- pandemic level1 o European market remains very competitive o Cabot’s portfolio purchases were $61M as we continue to constrain our deployments until returns become more attractive Cabot (Europe) Collections (in $M) 142 132 131 133 139 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 1) Source: Bank of England

Encore Capital Group, Inc. Atypical consumer behavior also drove higher collections 10 Increasing U.S. purchasing and improving pricing contributing to growth in quarterly cash generation Quarterly Encore Cash Generation1 (in $M) 0 50 100 150 200 250 300 350 400 450 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 Adjusted EBITDA Collections applied to principal balance 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance. 2) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 2

Encore Capital Group, Inc. Target Leverage Ratio Range 11 Recent rise in leverage ratio is the result of normalizing collections and increased portfolio purchasing 4.3x 3.4x 2.7x 2.5x 2.5x 2.6x 2.8x 2.7x 2.4x 1.9x 2.4x 2.8x 0 1 2 3 4 5 6 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Debt/Equity Leverage Ratio Leverage 1) Leverage Ratio utilizes non-GAAP metrics and is defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for calculations and a reconciliation to GAAP. 1 Leverage remains within our target range

Encore Capital Group, Inc. 12 Detailed Financial Discussion

Encore Capital Group, Inc. 13 Q2 2023 Key Financial Measures Q2 2023 Q2 2022 Q2 2023 vs. Q2 2022 Portfolio Purchases $274M $173M +59% ERC1 $7.98B $7.56B +6% Collections $477M $498M -4% Revenues $323M $357M -9% Operating Expenses $235M $238M -1% Interest Expense $50M $37M +35% GAAP Net Income $26M $60M -56% GAAP EPS $1.08 $2.29 -53% o A year ago, Q2 revenues and earnings benefitted from $25M of changes in recoveries o Q2 2023 interest expense of $50M increased primarily due to increasing interest rates in 2022 o Slight impact on Q2 2023 revenues and earnings from changes in recoveries: • $0.5M of recoveries below forecast reduced Q2 2023 EPS by $0.01 • $3M of negative changes in expected future recoveries reduced Q2 2023 EPS by $0.10 1) 180-month Estimated Remaining Collections

Encore Capital Group, Inc. 14 Q2 collections of $477M – down 4% compared to last year – reflect a stable collections environment Note: Year-to-date global collections through Q2 2023 were 97%, U.S. collections were 97% and Europe collections were 98% of the Dec 31, 2022 portfolio ERC forecast for the period, respectively, for portfolios purchased prior to Dec 31, 2022. Collections by Geographic Location (in $M) Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 United States Europe Other 498 458 462 436 477 Collections on a comparative basis impacted by: o Lower portfolio purchases in recent years o Normalized consumer behavior in the U.S.

Encore Capital Group, Inc. 15 Our funding structure is well diversified with no material maturities until 2025 Debt Maturity Profile at June 30, 2023 (in $M) 382 380 453 317 18 100 230 851 444 20 37 29 482 824 851 770 230 0 200000000 400000000 600000000 800000000 1E+09 2023 2024 2025 2026 2027 2028 2029 o As of June 30, 2023, available capacity under Encore’s global senior facility was $329M, not including non-client cash and cash equivalents of $166M o In Q2, amended global senior facility to increase size by $40M to $1.18B and extend maturity from September 2026 to September 2027 with no change to interest terms Bonds 48% Revolving Credit Facility 26% Private Placement Notes 1% Convertible Notes 11% Securitisation Facility 14%

Encore Capital Group, Inc. 16 Our Financial Priorities o Preserve financial flexibility o Target leverage1 between 2.0x and 3.0x o Maintain a strong BB debt rating o Portfolio purchases at attractive returns o Strategic M&A o Share Repurchases Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance), which we also refer to as our Leverage Ratio.

Encore Capital Group, Inc. 17 Well-positioned to capitalize on opportunities ahead Encore’s Strong Position Looking Ahead o Well-diversified global balance sheet o Solid cash generation o Consistent, disciplined purchasing approach building upon foundation of strong back book returns o A strong year for portfolio purchasing driven by growing supply and improved pricing in the U.S. o Continued discipline in highly competitive European market o Steady growth in ERC and earnings expected to continue

Encore Capital Group, Inc. 18 Appendix

Encore Capital Group, Inc. 19 Key Financial Measures by Quarter 1) 180-month Estimated Remaining Collections Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Portfolio Purchases $173M $233M $225M $276M $274M ERC1 $7.56B $7.31B $7.56B $7.79B $7.98B Collections $498M $458M $436M $462M $477M Revenues $357M $308M $234M $313M $323M Operating Expenses $238M $227M $236M $242M $235M Interest Expense $37M $39M $42M $47M $50M GAAP Net Income $60M $31M ($73M) $19M $26M GAAP EPS $2.29 $1.22 ($3.11) $0.75 $1.08

Key Financial Measures by Year

	2018	2019	2020	2021	2022
Portfolio Purchases	$1.13B	$1.00B	$0.66B	$0.66B	$0.80B
ERC[1]	$7.22B	$7.83B	$8.53B	$7.75B	$7.56B
Collections	$1.97B	$2.03B	$2.11B	$2.31B	$1.91B
Revenues	$1.36B	$1.40B	$1.50B	$1.61B	$1.40B
Operating Expenses	$957M	$951M	$968M	$981M	$936M
Interest Expense	$237M	$218M	$209M	$170M	$153M
GAAP Net Income	$116M	$168M	$212M	$351M	$195M
GAAP EPS	$4.06	$5.33	$6.68	$11.26	$7.46

1) 180-month Estimated Remaining Collections

Encore Capital Group, Inc.

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Encore Capital Group, Inc. 21 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt, Leverage Ratio and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share and income from operations as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

	Twelve months ending					
(Unaudited, in $ thousands)	Dec 31, 2018	Dec 31, 2019	Dec 31, 2020	Dec 31, 2021	Dec 31, 2022	Jun 30, 2023
GAAP net income, as reported	$ 109,736	$ 168,909	$ 212,524	$ 351,201	$ 194,564	$ 3,307
Interest expense	237,355	217,771	209,356	169,647	153,308	178,439
Loss on extinguishment of debt	2,693	8,989	40,951	9,300	---	---
Interest income	(3,345)	(3,693)	(2,397)	(1,738)	(1,774)	(2,816)
Provision for income taxes	46,752	32,333	70,374	85,340	116,425	54,589
Depreciation and amortization	41,228	41,029	42,780	50,079	50,494	48,591
CFPB settlement fees[1]	---	---	15,009	---	---	---
Stock-based compensation expense	12,980	12,557	16,560	18,330	15,402	14,287
Acquisition, integration and restructuring related expenses[2]	7,523	7,049	4,962	20,559	1,213	6,027
Loss on sale of Baycorp[3]	---	12,489	---	---	---	---
Goodwill impairment[3]	---	10,718	---	---	---	---
Net gain on fair value adjustments to contingent considerations[4]	(5,664)	(2,300)	---	---	---	---
Loss on derivatives in connection with the Cabot Transaction[5]	9,315	---	---	---	---	---
Expenses related to withdrawn Cabot IPO[6]	2,984	---	---	---	---	---
Adjusted EBITDA	$ 461,557	$ 505,851	$ 610,119	$ 702,718	$ 529,632	$ 302,424
Collections applied to principal balance[7]	$ 759,014	$ 765,748	$ 740,350	$ 843,087	$ 635,262	$ 785,222

1) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results. For the twelve months ended June 30, 2023 amount represents costs related to headcount reductions in Europe. The remainder of the costs relating to the headcount reductions in Europe are included in stock-based compensation expense.
3) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
5) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
7) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned ("REO") assets and other receivable portfolios.

Encore Capital Group, Inc.

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Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
GAAP net income (loss), as reported	$ 83,566	$ 76,083	$ 175,749	$ 60,439	$ 31,494	$ (73,118)	$ 18,626	$ 26,305
Interest expense	40,874	38,088	34,633	37,054	39,308	42,313	46,835	49,983
Interest income	(270)	(568)	(437)	(588)	(749)	-	(944)	(1,123)
Provision for income taxes	24,703	9,061	55,024	23,250	10,920	27,231	6,409	10,029
Depreciation and amortization	14,136	12,385	11,829	11,646	11,659	15,360	10,870	10,702
Stock-based compensation expense	3,847	5,427	3,921	5,119	3,191	3,171	4,052	3,873
Acquisition, integration and restructuring related expenses[1]	17,950	2,609	679	487	13	34	5,526	454
Adjusted EBITDA	$ 184,806	$ 143,085	$ 281,398	$ 137,407	$ 95,836	$ 14,991	$ 91,374	$ 100,223
Collections applied to principal balance[2]	$ 188,181	$ 201,322	$ 53,567	$ 170,112	$ 179,163	$ 232,420	$ 182,981	$ 190,658

1) Amount represents acquisition, integration and restructuring related expenses. For the three months ended June 30, 2023 and March 31, 2023 amount represents costs related to headcount reductions at Cabot. The remainder of the costs relating to the reductions at Cabot are included in stock-based compensation expense. For the three months ended September 30, 2021 amount includes the loss recognized on the sale of our investment in Colombia and Peru of $17.4 million. We adjust for these amounts because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

2) Amount represents (a) gross collections from receivable portfolios, less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned ("REO") assets and other receivable portfolios.

Encore Capital Group, Inc.

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Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	2018	2019	2020	2021	2022
Numerator					
GAAP Income from operations	$ 405,300	$ 446,345	$ 533,562	$ 633,272	$ 462,174
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	9,041	7,049	154	5,681	1,213
Expense related to certain acquired intangible assets[3]	8,337	7,017	7,010	7,417	10,074
CFPB settlement fees[4]	---	---	15,009	---	---
Goodwill impairment[5]	---	10,718	---	---	---
Net gain on fair value adjustments to contingent considerations[6]	(5,664)	(2,300)	---	---	---
Expenses related to withdrawn Cabot IPO[7]	2,984	---	---	---	---
Adjusted income from operations	$ 419,998	$ 468,829	$ 555,735	$ 646,370	$ 473,461
Denominator					
Average net debt	$ 3,388,336	$ 3,429,624	$ 3,311,835	$ 3,049,979	$ 2,855,219
Average equity	695,811	922,547	1,122,741	1,202,669	1,182,444
Average redeemable noncontrolling interest	75,989	---	---	---	---
Total average invested capital	$ 4,160,136	$ 4,352,171	$ 4,434,576	$ 4,252,648	$ 4,037,663
Adjusted Pre-tax ROIC	10.1%	10.8%	12.5%	15.2%	11.7%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
4) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
7) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

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Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	Last Twelve Months Ended				
	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Numerator					
GAAP Income from operations	$ 674,633	$ 588,503	$ 462,174	$ 267,298	$ 236,422
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	6,847	4,212	1,213	6,611	6,578
Expense related to certain acquired intangible assets[3]	7,110	6,717	10,074	9,418	8,949
Adjusted income from operations	$ 688,590	$ 599,432	$ 473,461	$ 283,328	$ 251,949
Denominator					
Average net debt	$ 2,798,699	$ 2,666,562	$ 2,855,219	$ 2,920,347	$ 2,895,640
Average equity	1,292,975	1,295,874	1,182,444	1,215,266	1,232,717
Total average invested capital	$ 4,091,674	$ 3,962,436	$ 4,037,663	$ 4,135,613	$ 4,128,357
LTM Adjusted Pre-tax ROIC	16.8%	15.1%	11.7%	6.9%	6.1%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.

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Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands)	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Numerator								
GAAP Income from operations	$ 166,647	$ 124,023	$ 265,014	$ 118,948	$ 80,517	$ (2,305)	$ 70,138	$ 88,072
Adjustments:[1]								
Acquisition, integration and restructuring related expenses[2]	2,648	3,033	679	487	13	34	6,077	454
Amortization of certain acquired intangible assets[3]	1,856	1,811	1,797	1,646	1,463	5,168	1,142	1,177
Adjusted income from operations	$ 171,151	$ 128,867	$ 267,490	$ 121,081	$ 81,992	$ 2,897	$ 77,357	$ 89,703
LTM Adjusted income from operations	$ 643,541	$ 646,370	$ 743,680	$ 688,590	$ 599,432	$ 473,461	$ 283,328	$ 251,949

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.

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Encore Capital Group, Inc. 27 Reconciliation of Net Debt 2018 2019 2020 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 $ 3,593 $ 3,530 $ 3,429 $ 3,513 $ 3,404 $ 3,354 $3,252 $ 3,282 Debt issuance costs and debt discounts 77 70 89 85 79 73 75 73 69 63 107 92 Cash & cash equivalents (217) (182) (205) (157) (167) (169) (187) (192) (188) (294) (170) (189) Client cash1 26 23 26 22 25 24 22 25 19 21 20 20 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 $ 3,530 $ 3,459 $ 3,340 $ 3,419 $ 3,304 $ 3,144 $ 3,209 $ 3,205 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients. 2021 2022 2023 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 GAAP Borrowings, as reported $ 3,152 $ 2,999 $ 2,796 $ 2,997 $ 2,934 $ 2,793 $ 2,690 $ 2,899 $ 3,082 $ 3,203 Debt issuance costs and debt discounts 68 64 60 58 55 50 45 42 44 42 Cash & cash equivalents (185) (199) (158) (190) (160) (154) (147) (144) (159) (185) Client cash1 23 24 28 29 26 19 18 18 19 22 Net Debt $ 3,058 $ 2,889 $ 2,727 $ 2,895 $ 2,855 $ 2,708 $ 2,607 $ 2,815 $ 2,986 $ 3,083

Encore Capital Group, Inc. 28 Debt/Equity and Leverage Ratio 2021 2022 2023 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Debt / Equity1 2.5x 2.2x 2.0x 2.5x 2.4x 2.3x 2.3x 2.5x 2.6x 2.6x Leverage Ratio2 2.1x 1.9x 1.8x 1.9x 1.9x 2.0x 2.1x 2.4x 2.7x 2.8x 1) GAAP Borrowings ÷ Total Encore Capital Group, Inc. stockholders’ equity 2) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2018 2019 2020 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 5.9x 5.7x 4.6x 4.3x 4.1x 3.9x 3.7x 3.4x 3.8x 3.2x 2.9x 2.7x Leverage Ratio2 3.2x 3.0x 2.9x 2.8x 2.8x 2.7x 2.7x 2.7x 2.6x 2.4x 2.4x 2.4x

Encore Capital Group, Inc. 29 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q2 2022 foreign currency exchange rates to recalculate Q2 2023 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. Three Months Ended June 30, 2023 (Unaudited, in $M, except per share amounts) As Reported Constant Currency Collections $477 $476 Revenues $323 $323 ERC1 $7,979 $7,818 Operating Expenses $235 $235 GAAP Net Income $26 $27 GAAP EPS $1.08 $1.10 Borrowings1 $3,203 $3,121 1) At June 30, 2023

Cash Efficiency Margin



LTM Cash Efficiency Margin and LTM Cash Receipts (in $M)
2,116
2,153
2,227
2,428
2,006
1,922
54.8%
55.8%
56.5%
59.6%
53.3%
51.0%
FY2018
FY2019
FY2020
FY2021
FY2022
Q2 2023
LTM Cash Receipts
LTM Cash Efficiency Margin

- Cash Efficiency Margin is a comprehensive measure of expense efficiency
- Calculation includes all Encore operating expenses
- $\frac{\text{Cash receipts} - \text{Opex}}{\text{Cash receipts}}$
- We use LTM to match our long-term view of the business

Note: Last Twelve Months ("LTM") Cash Efficiency Margin defined as (LTM Cash receipts – LTM Operating expenses) ÷ LTM Cash receipts, where Cash receipts = Collections + Servicing revenue

Encore Capital Group, Inc.
30

Encore Capital Group, Inc. 31 Calculation of Cash Efficiency Margin Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue (Unaudited, in $ thousands, except percentages) FY2018 FY2019 FY2020 FY2021 FY2022 LTM Q2 2023 Collections $ 1,967,620 $ 2,026,928 $ 2,111,848 $ 2,307,359 $ 1,911,537 $ 1,833,290 Servicing revenue $ 148,044 $ 126,527 $ 115,118 $ 120,778 $ 94,922 $ 88,581 Cash receipts (A) $ 2,115,664 $ 2,153,455 $ 2,226,966 $ 2,428,137 $ 2,006,459 $ 1,921,871 Operating expenses (B) $ 956,730 $ 951,336 $ 967,838 $ 981,227 $ 936,173 $ 941,000 LTM Cash Efficiency Margin (A-B)/A 54.8% 55.8% 56.5% 59.6% 53.3% 51.0%

Encore Capital Group, Inc. 32 Cash Collections and Revenue Reconciliation 476.5 477 301 0.5 -176 0 50 100 150 200 250 300 350 400 450 500 Cash Collections Recoveries Below Forecast (Under Performance) Expected Cash Collections Portfolio Amortization Revenue from Receivable Portfolios Q2 2023 Collections and Revenue Reconciliation (in $M) $476.5M Cash Collections from debt purchasing business in Q2 2023 $0.5M Recoveries Below Forecast, actual cash collections amount below Expected Cash Collections in Q2 2023 $477M Expected Cash Collections, equal to the sum of Q1 2023 ERC plus expected collections from portfolios purchased in Q2 2023 $176M Portfolio Amortization $301M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E Note: For simplicity, amounts reported above do not include the immaterial impacts of put-backs and recalls, which were ~$4.2m for the three months ended June 30, 2023.

Encore Capital Group, Inc. 33 Components of Debt Purchasing Revenue 301 298 -0.5 -3 0 50 100 150 200 250 300 Revenue from Receivable Portfolios Recoveries Below Forecast (Under Performance) Changes in Expected Future Recoveries Debt Purchasing Revenue Q2 2023 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Recoveries is the sum of B + G 3. Recoveries Above/Below Forecast is the amount collected compared to forecast for the period and represents over/under performance for the period. 4. Changes in Expected Future Recoveries1 is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 5. Debt Purchasing Revenue is the sum of E + F -3.5 Changes in Recoveries E B G H E B G H 1) References within our reporting to Collections Applied to Principal primarily reflects the aggregate of Changes in Future Period Recoveries plus Portfolio Amortization F F Debt Purchasing Revenue in the Financial Statements